UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                   May 5, 2005


                                PRINTRONIX, INC.
               (Exact name of issuer as specified in its charter)


           DELAWARE                  0-9321                  95-2903992
 (State or other jurisdiction     (Commission              (IRS Employer
       of incorporation)          File Number)          Identification Number)



     14600 Myford Road, P.O. Box 19559, Irvine, California       92623
           (Address of principal executive offices)            (Zip Code)



       Registrant's telephone number, including area code: (714) 368-2300



   Former name or former address, if changed since last report: Not Applicable


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 8.01. Other Events.
           -------------

     A recent market report by the industry analysts, Venture Development Corporation, reports that Printronix's market share in the calendar year 2004 worldwide high performance thermal printer market increased to 9% (from 8% in 2003). This market grew by 20% over 2003. The report also showed that Printronix's RFID sales in calendar year 2004 were 42% of RFID printing sales, giving Printronix market leadership in this application segment.

     Slower RFID sales in early 2005 reflect the industry deployment of RFID as the first implementation date for the Wal-Mart/Department of Defense mandate was met in January 2005. We believe interest in RFID continues to grow. From our observations, users' concern with evolving new standards, potential intellectual property claims in the RFID market, and individual country standards in global supply chains make for a cautious approach to deployment. The RFID industry appears to expect a pick-up in sales starting late in the third calendar quarter of 2005 to meet the next phase in the mandate and more active deployment in calendar 2006. We agree with that expectation.

     Except for historical information, this Form 8-K contains "forward-looking statements" about Printronix, within the meaning of the Private Securities Litigation Reform Act of 1995. Terms such as "objectives," "believes," "expects," "plans," "intends," "should," "estimates," "anticipates," "forecasts," "projections," and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, including: adverse business conditions and a failure to achieve growth in the computer peripheral industry and in the economy in general; the ability of the company to achieve growth in the Asia Pacific market; adverse political and economic events in the company's markets; a worsening of the global economy due to general conditions; a worsening of the global economy resulting from terrorist attacks or risk of war; a worsening of the global economy resulting from a resurgence of SARS (Severe Acute Respiratory Syndrome); the ability of the company to maintain our production capability in our Singapore plant or obtain product from our Asia Pacific suppliers should a resurgence of SARS occur; the ability of the company to hold or increase market share with respect to line matrix printers; the ability of the company to successfully compete against entrenched competition in the thermal printer market; the ability of the company to adapt to changes in requirements for RFID products by Wal-Mart and/or the Department of Defense and others; the ability of the company to attract and to retain key personnel; the ability of the company's customers to achieve their sales projections, upon which the company has in part based its sales and marketing plans; the ability of the company to retain its customer base and channel; the ability of the company to compete against alternate technologies for applications in our markets; and the ability of the company to continue to develop and market new and innovative products superior to those of the competition and to keep pace with technological change. The company does not undertake to publicly update or revise any of its forward-looking statements, even if experience or future changes show that the indicated results or events will not be realized.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: May 5, 2005                               Printronix, Inc.


                                             By: /s/ George L. Harwood
                                                 ---------------------
                                                 George L. Harwood,
                                                 Senior Vice President,
                                                 Finance & IT, Chief
                                                 Financial Officer and
                                                 Secretary